RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS12 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS12

                     $ 146,485 0.00% CLASS A-P CERTIFICATES
 ------------------------------ ------------------- ---------------------------
                         Supplement dated April 27, 2005
                                       to
                 Prospectus Supplement dated September 24, 2002
                                       to
                        Prospectus dated August 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated September 24, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P certificates but is not obligated to do so. There can be no assurance that a secondary market for the class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                       CREDIT SCORE OF THE MORTGAGE LOANS

                                     NUMBER OF                        PERCENTAGE        AVERAGE       WEIGHTED
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE       LTV RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------
499 or less .....................            24    $    2,597,828            2.73%    $   108,243        81.46%
500 - 519 .......................            12         1,620,576            1.70         135,048        75.09
520 - 539 .......................             7           902,682            0.95         128,955        75.88
540 - 559 .......................            14         1,618,125            1.70         115,580        81.54
560 - 579 .......................            14         1,780,824            1.87         127,202        80.02
580 - 599 .......................            23         3,281,954            3.45         142,694        79.79
600 - 619 .......................            20         2,450,232            2.57         122,512        81.68
620 - 639 .......................            29         3,506,392            3.68         120,910        80.73
640 - 659 .......................            45         5,055,701            5.31         112,349        81.08
660 - 679 .......................            53         6,054,168            6.36         114,230        81.03
680 - 699 .......................            63         7,721,292            8.11         122,560        82.74
700 - 719 .......................            92        10,093,149           10.61         109,708        74.99
720 - 739 .......................            62         6,956,480            7.31         112,201        80.68
740 - 759 .......................            98        12,338,696           12.96         125,905        77.66
760 - 779 .......................            85        10,374,168           10.90         122,049        72.63
780 - 799 .......................            92        11,401,443           11.98         123,929        77.75
800 or greater ..................            58         6,745,561            7.09         116,303        71.09
                                    -----------    --------------    ------------     -----------    ---------
Subtotal with Credit Score ......           791    $   94,499,270           99.29%        119,468        77.85
Not Available ...................             7           671,910            0.71          95,987        76.70
                                    -----------    --------------    ------------     -----------    ---------
Total, Average or Weighted Average          798    $   95,171,181          100.00%    $   119,262        77.84%
                                    ===========    ==============    ============

         The minimum and maximum credit scores of the mortgage loans were 405 and 831, respectively, and the weighted average credit score of the mortgage loans was 705.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
OCCUPANCY                               LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Primary Residence ..................          417    $   61,179,459           64.28%    $   146,713           697        78.13%
Second/Vacation ....................           15         1,774,250            1.86         118,283           699        75.16
Non Owner-occupied .................          366        32,217,472           33.85          88,026           723        77.43
                                      -----------    --------------    ------------     -----------    ----------   ----------
Total, Average or Weighted Average..          798    $   95,171,181          100.00%    $   119,262           705        77.84%
                                      ===========    ==============    ============

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
LOAN PURPOSE                            LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Purchase ...........................          364    $   41,878,982           44.00%    $   115,052           716        82.33%
Rate/Term Refinance ................          183        23,435,431           24.62         128,062           700        72.48
Equity Refinance ...................          251        29,856,767           31.37         118,951           694        75.74
                                      -----------    --------------    ------------     -----------    ----------   ----------
Total, Average or Weighted Average..          798    $   95,171,181          100.00%    $   119,262           705        77.84%
                                      ===========    ==============    ============

                            MORTGAGED PROPERTY TYPES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
PROPERTY TYPE                           LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Single-family detached .............          524    $   59,969,986           63.01%     $   114,447          706        77.27%
Planned Unit Developments (detached)           89        14,996,007           15.76          168,494          688        79.12
Two-to-four family units ...........          116        13,350,119           14.03          115,087          720        78.37
Condo Low-Rise (less than 5 stories)           43         3,972,597            4.17           92,386          709        78.09
Planned Unit Developments (attached)           10         1,293,636            1.36          129,364          751        80.40
Condo High-Rise (9 stories or more)             4           638,072            0.67          159,518          635        73.92
Manufactured Home ..................            7           377,889            0.40           53,984          727        80.50
Leasehold ..........................            1           275,295            0.29          275,295          686        95.00
Condo Mid-Rise (5 to 8 stories) ....            3           265,891            0.28           88,630          698        78.27
Townhouse ..........................            1            31,688            0.03           31,688          633        80.00
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          798    $   95,171,181          100.00%     $   119,262          705        77.84%
                                      ===========    ==============    ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
STATE                                   LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Alaska .............................            1    $      209,237            0.22%     $   209,237          782        63.00%
Alabama ............................           13         1,124,578            1.18           86,506          635        82.23
Arkansas ...........................            4           181,773            0.19           45,443          667        88.56
Arizona ............................           26         3,005,802            3.16          115,608          709        76.97
California .........................           65        10,691,438           11.23          164,484          732        71.75
Colorado ...........................           21         2,914,253            3.06          138,774          725        80.01
Connecticut ........................            7           988,992            1.04          141,285          690        78.40
District of Columbia ...............            3           673,872            0.71          224,624          768        66.55
Delaware ...........................            2           239,850            0.25          119,925          739        73.64
Florida ............................           71         8,166,278            8.58          115,018          697        80.56
Georgia ............................           30         3,876,335            4.07          129,211          713        73.28
Iowa ...............................            2           283,313            0.30          141,656          686        91.93
Idaho ..............................           10         1,250,357            1.31          125,036          744        77.06
Illinois ...........................           21         2,384,480            2.51          113,547          681        80.97
Indiana ............................           43         2,485,102            2.61           57,793          699        79.29
Kansas .............................            7           621,165            0.65           88,738          773        76.13
Kentucky ...........................           10           855,652            0.90           85,565          673        80.51
Louisiana ..........................           14         1,588,965            1.67          113,498          729        78.61
Massachusetts ......................            8         1,352,333            1.42          169,042          759        76.55
Maryland ...........................           14         1,381,183            1.45           98,656          743        81.17
Maine ..............................            3           348,271            0.37          116,090          678        74.99
Michigan ...........................           21         2,043,631            2.15           97,316          705        79.34
Minnesota ..........................           11         1,490,256            1.57          135,478          757        73.35
Missouri ...........................           11           828,246            0.87           75,295          701        80.46
Mississippi ........................            4           456,069            0.48          114,017          755        87.40
Montana ............................            3           488,965            0.51          162,988          729        82.74
North Carolina .....................           23         2,223,804            2.34           96,687          667        75.08
Nebraska ...........................            2           292,407            0.31          146,203          694        83.35
New Hampshire ......................            4           508,352            0.53          127,088          658        88.12
New Jersey .........................           26         3,148,033            3.31          121,078          684        78.32
New Mexico .........................           10         1,458,129            1.53          145,813          658        75.34
Nevada .............................           12         1,707,428            1.79          142,286          691        84.35
New York ...........................           26         3,429,558            3.60          131,906          700        68.81
Ohio ...............................           28         2,496,383            2.62           89,157          721        79.21
Oklahoma ...........................            5           313,945            0.33           62,789          657        85.20
Oregon .............................           27         3,640,022            3.82          134,816          738        75.46
Pennsylvania .......................           20         1,546,770            1.63           77,339          673        83.74
Rhode Island .......................            2           314,783            0.33          157,392          746        77.35
South Carolina .....................            9         1,021,887            1.07          113,543          665        85.40
Tennessee ..........................           15         1,125,090            1.18           75,006          675        84.50
Texas ..............................          102        14,132,107           14.85          138,550          680        80.17
Utah ...............................            5           944,588            0.99          188,918          679        77.60
Virginia ...........................           28         3,146,218            3.31          112,365          727        77.51
Vermont ............................            3           328,228            0.34          109,409          726        76.50
Washington .........................           20         2,946,368            3.10          147,318          716        78.82
Wisconsin ..........................            4           424,029            0.45          106,007          721        85.96
West Virginia ......................            2            92,657            0.10           46,329          712        75.65
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          798    $   95,171,181          100.00%     $   119,262          705        77.84%
                                      ===========    ==============    ============

----------
    No more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area in New Mexico and no more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside New Mexico.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
DOCUMENTATION TYPE                      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Full Documentation .................          471    $   48,738,289           51.21%     $   103,478          704        80.54%
Reduced Documentation ..............          327        46,432,891           48.79          141,997          706        75.00
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          798    $   95,171,181          100.00%     $   119,262          705        77.84%
                                      ===========    ==============    ============

      No more than 14.7% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 2.9% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                 MORTGAGE RATES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
MORTGAGE RATES (%)                      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
6.250 - 6.374 ......................            5    $      721,452            0.76%     $   144,290          729        64.61%
6.375 - 6.499 ......................           19         3,658,941            3.84          192,576          728        74.42
6.500 - 6.624 ......................           29         4,918,643            5.17          169,608          718        73.69
6.625 - 6.749 ......................           31         5,406,526            5.68          174,404          716        75.11
6.750 - 6.874 ......................           58         8,207,381            8.62          141,507          716        75.64
6.875 - 6.999 ......................          103        15,343,091           16.12          148,962          703        77.28
7.000 - 7.124 ......................           79        10,955,419           11.51          138,676          696        75.31
7.125 - 7.249 ......................           64         7,882,216            8.28          123,160          720        77.76
7.250 - 7.374 ......................           77         8,304,441            8.73          107,850          713        79.50
7.375 - 7.499 ......................           71         6,872,309            7.22           96,793          704        77.94
7.500 - 7.624 ......................           85         8,851,333            9.30          104,133          700        80.64
7.625 - 7.749 ......................           34         2,988,855            3.14           87,908          662        83.27
7.750 - 7.874 ......................           55         4,967,043            5.22           90,310          703        83.61
7.875 - 7.999 ......................           48         3,655,556            3.84           76,157          697        82.20
8.000 - 8.124 ......................           27         1,726,694            1.81           63,952          649        83.28
8.125 - 8.249 ......................            6           285,679            0.30           47,613          658        81.18
8.250 - 8.374 ......................            5           247,568            0.26           49,514          701        76.68
8.375 - 8.499 ......................            2           178,033            0.19           89,016          713        89.14
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          798    $   95,171,181          100.00%     $   119,262          705        77.84%
                                      ===========    ==============    ============

      As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.1069% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
NET MORTGAGE RATE (%)                   LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
5.970 ..............................            5    $      721,452            0.76%     $   144,290          729        64.61%
6.095 ..............................           19         3,658,941            3.84          192,576          728        74.42
6.220 ..............................           29         4,918,643            5.17%         169,608          718        73.69
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .           53    $    9,299,036            9.77%     $   175,454          723        73.27%
                                      ===========    ==============    ============

      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.577284591%.

                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
   100,000 or less .................          377    $   24,218,105           25.45%     $    64,239          702        78.24%
   100,001-200,000 .................          322        44,317,173           46.57          137,631          712        78.46
   200,001-300,000 .................           75        17,401,119           18.28          232,015          703        77.06
   300,001-400,000 .................           14         4,732,035            4.97          338,002          672        78.61
   400,001-500,000 .................            8         3,450,807            3.63          431,351          715        77.71
   500,001-600,000 .................            1           558,056            0.59          558,056          580        75.00
   600,001-700,000 .................            1           493,885            0.52          493,885          763        27.00
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          798    $   95,171,181          100.00%     $   119,262          705        77.84%
                                      ===========    ==============    ============

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                       NUMBER OF                        PERCENTAGE        AVERAGE        WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       AVERAGE
ORIGINAL LTV RATIO (%)                  LOANS            BALANCE          LOANS           BALANCE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------
00.01-50.00 ........................           36    $    4,114,322            4.32%    $   114,287          762
50.01-55.00 ........................            9           940,972            0.99         104,552          745
55.01-60.00 ........................           26         3,053,659            3.21         117,448          719
60.01-65.00 ........................           37         3,861,395            4.06         104,362          707
65.01-70.00 ........................           57         7,020,003            7.38         123,158          698
70.01-75.00 ........................           76         9,710,203           10.20         127,766          693
75.01-80.00 ........................          307        40,562,535           42.62         132,126          709
80.01-85.00 ........................           27         2,867,002            3.01         106,185          708
85.01-90.00 ........................          167        16,279,443           17.11          97,482          692
90.01-95.00 ........................           44         5,491,201            5.77         124,800          687
95.01-100.00 .......................           12         1,270,444            1.33         105,870          721
                                      -----------    --------------    ------------     -----------    ---------
Total, Average or Weighted Average .          798    $   95,171,181          100.00%    $   119,262          705
                                      ===========    ==============    ============

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 77.84%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS A-P CERTIFICATES
                                                             --------------------------------------------------
                                                              0%         6%        18%         24%          30%
                                                             ----       ----      ----        ----         ----
DISTRIBUTION DATE
-----------------
April 2005.............................................      100%       100%      100%        100%         100%
April 2006.............................................       98         93        81          75           69
April 2007.............................................       97         86        65          56           47
April 2008.............................................       95         79        52          42           33
April 2009.............................................       93         73        42          31           22
April 2010.............................................       91         67        34          23           15
April 2011.............................................       89         62        27          17           10
April 2012.............................................       87         56        22          13            7
April 2013.............................................       85         52        17           9            5
April 2014.............................................       82         47        14           7            3
April 2015.............................................       79         43        11           5            2
April 2016.............................................       76         39         9           4            2
April 2017.............................................       73         35         7           3            1
April 2018.............................................       70         31         5           2            1
April 2019.............................................       67         28         4           1            *
April 2020.............................................       63         25         3           1            *
April 2021.............................................       59         22         2           1            *
April 2022.............................................       55         19         2           1            *
April 2023.............................................       50         16         1           *            *
April 2024.............................................       45         14         1           *            *
April 2025.............................................       40         12         1           *            *
April 2026.............................................       35          9         1           *            *
April 2027.............................................       29          7         *           *            *
April 2028.............................................       23          5         *           *            *
April 2029.............................................       16          4         *           *            *
April 2030.............................................        9          2         *           *            *
April 2031.............................................        1          *         *           *            *
April 2032.............................................        0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........     16.6        9.8       4.5         3.4          2.7

----------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
---------------------------------------------------  ------------------    -------------------
Aggregate principal balance .......................  $     9,300,144.42    $    87,730,816.74
Weighted average mortgage rate ....................        6.4314086739%               7.1861%
Weighted average servicing fee rate................         0.2800000000%               0.3301%
Weighted   average   original   term  to  maturity
(months) ..........................................                 357                   359
Weighted average remaining term
to maturity (months) ..............................                 314                   323

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only, Variable Strip and Fixed Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               6%              18%             24%              30%
-------------------------------        ---              ---             -----           ----             -----
$100,998......................         2.3%             4.3%            10.0%           13.4%            17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                         AT DECEMBER 31, 1999          AT DECEMBER 31, 2000              AT DECEMBER 31, 2001
                                -------------------------------------------------------------------------------------------------
                                       BY NO.        BY DOLLAR        BY NO.        BY DOLLAR           BY NO.       BY DOLLAR
                                        OF            AMOUNT           OF            AMOUNT              OF           AMOUNT
                                       LOANS         OF LOANS         LOANS         OF LOANS            LOANS        OF LOANS
                                -------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        92,149    $   10,513,716        104,820    $   12,512,690        101,210    $   12,635,058
Period of Delinquency
30 to 59 days ................         1,602           192,517          2,082           244,557          2,324           289,263
60 to 89 days ................           236            28,610            372            44,459            477            64,448
90 days or more(2) ...........           307            35,045            409            44,171            516            62,039
Foreclosures Pending .........           273            32,685            446            55,203            602            81,640
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         2,418    $      288,858          3,309    $      388,390          3,919    $      497,389
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         2.624%            2.747%         3.157%            3.104%         3.872%            3.937%

                                         AT DECEMBER 31, 2002            AT DECEMBER 31, 2003            AT DECEMBER 31, 2004
                                --------------------------------------------------------------------------------------------------
                                       BY NO.         BY DOLLAR        BY NO.        BY DOLLAR          BY NO.         BY DOLLAR
                                        OF             AMOUNT           OF            AMOUNT             OF             AMOUNT
                                       LOANS          OF LOANS         LOANS         OF LOANS           LOANS          OF LOANS
                                --------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        99,386    $   12,962,473        101,112    $   14,114,861        106,211    $   15,669,395
Period of Delinquency
30 to 59 days ................         2,147           280,302          2,182           284,482          2,032           282,672
60 to 89 days ................           488            63,986            526            70,816            409            51,071
90 days or more(2) ...........           644            84,033            696            94,223            555            70,963
Foreclosures Pending .........           769           102,671            787           103,707            747            88,396
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         4,048    $      530,992          4,191    $      553,228          3,743    $      493,102
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         4.073%            4.096%         4.145%            3.919%         3.524%            3.147%

----------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

                                         AT DECEMBER 31, 1999          AT DECEMBER 31, 2000              AT DECEMBER 31, 2001
                                -------------------------------------------------------------------------------------------------
                                       BY NO.        BY DOLLAR        BY NO.        BY DOLLAR           BY NO.       BY DOLLAR
                                        OF            AMOUNT           OF            AMOUNT              OF           AMOUNT
                                       LOANS         OF LOANS         LOANS         OF LOANS            LOANS        OF LOANS
                                -------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        37,066    $    5,021,100         44,520    $    6,234,461         45,103    $    6,477,882
Period of Delinquency
30 to 59 days ................           573            83,679            742           104,823            901           131,032
60 to 89 days ................            65            11,033            118            17,904            185            29,788
90 days or more(2) ...........            77            13,377            123            17,598            165            27,231
Foreclosures Pending .........            80            12,263            113            19,378            198            34,074
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......           795    $      120,353          1,096    $      159,703          1,449    $      222,125
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         2.145%            2.397%         2.462%            2.562%         3.213%            3.429%

                                         AT DECEMBER 31, 2002            AT DECEMBER 31, 2003            AT DECEMBER 31, 2004
                                --------------------------------------------------------------------------------------------------
                                       BY NO.         BY DOLLAR        BY NO.        BY DOLLAR          BY NO.         BY DOLLAR
                                        OF             AMOUNT           OF            AMOUNT             OF             AMOUNT
                                       LOANS          OF LOANS         LOANS         OF LOANS           LOANS          OF LOANS
                                --------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        45,867    $    6,776,784         51,824    $    8,071,748         56,271    $    9,191,522
Period of Delinquency
30 to 59 days ................           893           131,270            934           142,682            946           161,218
60 to 89 days ................           216            33,636            216            35,031            186            26,348
90 days or more(2) ...........           206            37,139            258            43,618            225            34,430
Foreclosures Pending .........           251            41,335            279            44,333            268            42,461
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         1,566    $      243,380          1,687    $      265,664          1,625    $      264,457
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         3.414%            3.591%         3.255%            3.291%         2.888%            2.877%

----------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:46                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS12(POOL # 4621) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4621
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GQ87    50,000,000.00   5,062,616.26     5.000000  %    737,108.97
A-2     76110GQ95    50,000,000.00   4,594,518.52     2.917502  %    695,145.31
A-3     76110GR29             0.00           0.00     5.582499  %          0.00
A-4     76110GR37    29,017,500.00  27,710,492.22     6.000000  %     52,896.39
A-5     76110GR45    35,000,000.00  35,000,000.00     6.000000  %    476,562.17
A-6     76110GR52     5,000,000.00   5,752,746.15     6.250000  %          0.00
A-7     76110GR60   145,000,000.00   1,949,328.44     5.500000  %  1,949,328.44
A-8     76110GR78     7,612,500.00   7,269,617.37     6.250000  %     13,876.93
A-9     76110GR86             0.00           0.00     6.250000  %          0.00
A-10    76110GR94    30,000,000.00   2,756,711.11     8.500000  %    417,087.18
A-P     76110GS28       409,000.35     147,401.04     0.000000  %        234.37
A-V     76110GS36             0.00           0.00     0.550988  %          0.00
R-I     76110GS44           100.00           0.00     6.250000  %          0.00
R-II    76110GS51           100.00           0.00     6.250000  %          0.00
M-1     76110GS69     9,289,500.00   8,911,680.61     6.250000  %     17,011.45
M-2     76110GS77     3,715,500.00   3,564,384.45     6.250000  %      6,804.04
M-3     76110GS85     2,786,600.00   2,673,264.35     6.250000  %      5,102.98
B-1     76110GS93     1,114,700.00   1,069,363.30     6.250000  %      2,041.30
B-2     76110GT27     1,300,500.00   1,249,903.73     6.250000  %      2,385.93
B-3     76110GT35     1,300,459.89     992,271.88     6.250000  %      1,359.90

-------------------------------------------------------------------------------
                  371,546,460.24   108,704,299.43                  4,376,945.36
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        21,088.56    758,197.53            0.00       0.00      4,325,507.29
A-2        11,167.42    706,312.73            0.00       0.00      3,899,373.21
A-3        21,368.33     21,368.33            0.00       0.00              0.00
A-4       138,515.16    191,411.55            0.00       0.00     27,657,595.83
A-5       174,952.89    651,515.06            0.00       0.00     34,523,437.83
A-6             0.00          0.00       29,954.16       0.00      5,782,700.31
A-7         8,932.02  1,958,260.46            0.00       0.00              0.00
A-8        37,852.40     51,729.33            0.00       0.00      7,255,740.44
A-9         5,771.47      5,771.47            0.00       0.00              0.00
A-10       19,521.45    436,608.63            0.00       0.00      2,339,623.93
A-P             0.00        234.37            0.00       0.00        147,166.67
A-V        49,898.82     49,898.82            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        46,402.51     63,413.96            0.00       0.00      8,894,669.16
M-2        18,559.50     25,363.54            0.00       0.00      3,557,580.41
M-3        13,919.50     19,022.48            0.00       0.00      2,668,161.37
B-1         5,568.10      7,609.40            0.00       0.00      1,067,322.00
B-2         6,508.16      8,894.09            0.00       0.00      1,247,517.80
B-3         5,166.69      6,526.59            0.00       0.00        990,377.73

-------------------------------------------------------------------------------
          585,192.98  4,962,138.34       29,954.16       0.00    104,356,773.98
===============================================================================









































Run:        04/25/05     17:48:46
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS12(POOL # 4621) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4621
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     101.252325   14.742180     0.421771    15.163951   0.000000   86.510146
A-2      91.890370   13.902906     0.223348    14.126254   0.000000   77.987464
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     954.957947    1.822914     4.773504     6.596418   0.000000  953.135033
A-5    1000.000000   13.616062     4.998654    18.614716   0.000000  986.383938
A-6    1150.549231    0.000000     0.000000     0.000000   5.990832 1156.540061
A-7      13.443644   13.443644     0.061600    13.505244   0.000000    0.000000
A-8     954.957947    1.822914     4.972401     6.795315   0.000000  953.135033
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10     91.890370   13.902906     0.650715    14.553621   0.000000   77.987464
A-P     360.393442    0.573031     0.000000     0.573031   0.000000  359.820411
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     959.328340    1.831257     4.995157     6.826414   0.000000  957.497083
M-2     959.328339    1.831256     4.995155     6.826411   0.000000  957.497083
M-3     959.328340    1.831257     4.995155     6.826412   0.000000  957.497083
B-1     959.328338    1.831255     4.995156     6.826411   0.000000  957.497083
B-2     961.094755    1.834625     5.004352     6.838977   0.000000  959.260130
B-3     763.016132    1.045699     3.972971     5.018670   0.000000  761.559616

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:46                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS12 (POOL #  4621)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4621
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       22,370.23
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,912.24

SUBSERVICER ADVANCES THIS MONTH                                       49,143.33
MASTER SERVICER ADVANCES THIS MONTH                                    4,144.39


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    32   4,099,352.53

 (B)  TWO MONTHLY PAYMENTS:                                    8     827,639.44

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7   1,095,016.95


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        670,146.26

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     104,356,773.98

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          859

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       5

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 737,140.19

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,140,118.85

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       99,680.57

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         82.99429300 %    13.95519700 %    3.04637340 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            82.31868500 %    14.48915136 %    3.17170140 %

      BANKRUPTCY AMOUNT AVAILABLE                         117,330.00
      FRAUD AMOUNT AVAILABLE                            1,243,994.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,243,994.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.12371899
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              324.80

POOL TRADING FACTOR:                                                28.08713987

Run:        04/26/05     11:24:34                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS12(POOL # 4621) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4621
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GQ87    50,000,000.00   4,325,507.29     5.000000  %    730,835.21
A-2     76110GQ95    50,000,000.00   3,899,373.21     3.030001  %    447,636.56
A-3     76110GR29             0.00           0.00     5.469999  %          0.00
A-4     76110GR37    29,017,500.00  27,657,595.83     6.000000  %    180,962.73
A-5     76110GR45    35,000,000.00  34,523,437.83     6.000000  %  2,791,790.49
A-6     76110GR52     5,000,000.00   5,782,700.31     6.250000  %          0.00
A-7     76110GR60   145,000,000.00           0.00     5.500000  %          0.00
A-8     76110GR78     7,612,500.00   7,255,740.44     6.250000  %     47,474.07
A-9     76110GR86             0.00           0.00     6.250000  %          0.00
A-10    76110GR94    30,000,000.00   2,339,623.93     8.500000  %    268,581.94
A-P     76110GS28       409,000.35     147,166.67     0.000000  %        237.11
A-V     76110GS36             0.00           0.00     0.550636  %          0.00
R-I     76110GS44           100.00           0.00     6.250000  %          0.00
R-II    76110GS51           100.00           0.00     6.250000  %          0.00
M-1     76110GS69     9,289,500.00   8,894,669.16     6.250000  %     10,635.02
M-2     76110GS77     3,715,500.00   3,557,580.41     6.250000  %      4,253.66
M-3     76110GS85     2,786,600.00   2,668,161.37     6.250000  %      3,190.22
B-1     76110GS93     1,114,700.00   1,067,322.00     6.250000  %      1,276.16
B-2     76110GT27     1,300,500.00   1,247,517.80     6.250000  %      1,491.61
B-3     76110GT35     1,300,459.89     990,377.73     6.250000  %      1,184.15

-------------------------------------------------------------------------------
                  371,546,460.24   104,356,773.98                  4,489,548.93
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        18,017.90    748,853.11            0.00       0.00      3,594,672.08
A-2         9,843.16    457,479.72            0.00       0.00      3,451,736.65
A-3        17,769.66     17,769.66            0.00       0.00              0.00
A-4       138,249.24    319,211.97            0.00       0.00     27,476,633.10
A-5       172,568.84  2,964,359.33            0.00       0.00     31,731,647.34
A-6             0.00          0.00       30,109.79       0.00      5,812,810.10
A-7             0.00          0.00            0.00       0.00              0.00
A-8        37,779.73     85,253.80            0.00       0.00      7,208,266.37
A-9         5,760.39      5,760.39            0.00       0.00              0.00
A-10       16,567.69    285,149.63            0.00       0.00      2,071,041.99
A-P             0.00        237.11            0.00       0.00        146,929.56
A-V        47,872.07     47,872.07            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        46,313.43     56,948.45            0.00       0.00      8,884,034.14
M-2        18,523.87     22,777.53            0.00       0.00      3,553,326.75
M-3        13,892.78     17,083.00            0.00       0.00      2,664,971.15
B-1         5,557.41      6,833.57            0.00       0.00      1,066,045.84
B-2         6,495.67      7,987.28            0.00       0.00      1,246,026.19
B-3         5,156.77      6,340.92            0.00       0.00        831,064.11

-------------------------------------------------------------------------------
          560,368.61  5,049,917.54       30,109.79       0.00     99,739,205.37
===============================================================================









































Run:        04/26/05     11:24:34
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS12(POOL # 4621) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4621
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1      86.510146   14.616704     0.360358    14.977062   0.000000   71.893442
A-2      77.987464    8.952731     0.196863     9.149594   0.000000   69.034733
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     953.135033    6.236330     4.764340    11.000670   0.000000  946.898703
A-5     986.383938   79.765443     4.930538    84.695981   0.000000  906.618495
A-6    1156.540062    0.000000     0.000000     0.000000   6.021958 1162.562020
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8     953.135034    6.236331     4.962855    11.199186   0.000000  946.898703
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10     77.987464    8.952731     0.552256     9.504987   0.000000   69.034733
A-P     359.820401    0.579731     0.000000     0.579731   0.000000  359.240670
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     957.497084    1.144843     4.985568     6.130411   0.000000  956.352241
M-2     957.497083    1.144842     4.985566     6.130408   0.000000  956.352241
M-3     957.497084    1.144843     4.985567     6.130410   0.000000  956.352241
B-1     957.497087    1.144846     4.985566     6.130412   0.000000  956.352241
B-2     959.260130    1.146951     4.994748     6.141699   0.000000  958.113179
B-3     761.559619    0.910570     3.965343     4.875913   0.000000  639.054010

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS12 (POOL #  4621)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4621
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       21,493.69
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,639.40

SUBSERVICER ADVANCES THIS MONTH                                       43,820.40
MASTER SERVICER ADVANCES THIS MONTH                                    2,866.90


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    28   2,942,973.82

 (B)  TWO MONTHLY PAYMENTS:                                    9   1,527,346.65

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8   1,131,278.84


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        622,952.42

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      99,739,205.38

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          832

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 485,937.59

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,777,414.83

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         82.31868500 %    14.50961300 %    3.16722850 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            81.67983600 %    15.14182109 %    3.15600390 %

      BANKRUPTCY AMOUNT AVAILABLE                         117,330.00
      FRAUD AMOUNT AVAILABLE                            1,243,994.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,243,994.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.11510707
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              323.50

POOL TRADING FACTOR:                                                26.84434278

Run:        04/07/05     11:14:55                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS12(POOL # 4621) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4621
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GQ87    50,000,000.00   3,594,672.08     5.000000  %    444,088.49
A-2     76110GQ95    50,000,000.00   3,451,736.65     3.150000  %    272,004.20
A-3     76110GR29             0.00           0.00     5.349999  %          0.00
A-4     76110GR37    29,017,500.00  27,476,633.10     6.000000  %     99,381.79
A-5     76110GR45    35,000,000.00  31,731,647.34     6.000000  %  1,696,418.03
A-6     76110GR52     5,000,000.00   5,812,810.10     6.250000  %          0.00
A-7     76110GR60   145,000,000.00           0.00     5.500000  %          0.00
A-8     76110GR78     7,612,500.00   7,208,266.37     6.250000  %     26,071.98
A-9     76110GR86             0.00           0.00     6.250000  %          0.00
A-10    76110GR94    30,000,000.00   2,071,041.99     8.500000  %    163,202.52
A-P     76110GS28       409,000.35     146,929.56     0.000000  %        223.39
A-V     76110GS36             0.00           0.00     0.547602  %          0.00
R-I     76110GS44           100.00           0.00     6.250000  %          0.00
R-II    76110GS51           100.00           0.00     6.250000  %          0.00
M-1     76110GS69     9,289,500.00   8,884,034.14     6.250000  %     22,402.03
M-2     76110GS77     3,715,500.00   3,553,326.75     6.250000  %      8,960.09
M-3     76110GS85     2,786,600.00   2,664,971.15     6.250000  %      6,720.00
B-1     76110GS93     1,114,700.00   1,066,045.84     6.250000  %      2,688.14
B-2     76110GT27     1,300,500.00   1,246,026.19     6.250000  %      3,141.99
B-3     76110GT35     1,300,459.89     831,064.11     6.250000  %      2,095.62

-------------------------------------------------------------------------------
                  371,546,460.24    99,739,205.37                  2,747,398.27
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        14,977.80    459,066.29            0.00       0.00      3,150,583.59
A-2         9,060.81    281,065.01            0.00       0.00      3,179,732.45
A-3        15,388.99     15,388.99            0.00       0.00              0.00
A-4       137,383.17    236,764.96            0.00       0.00     27,377,251.31
A-5       158,658.24  1,855,076.27            0.00       0.00     30,035,229.31
A-6             0.00          0.00       30,275.05       0.00      5,843,085.15
A-7             0.00          0.00            0.00       0.00              0.00
A-8        37,543.05     63,615.03            0.00       0.00      7,182,194.39
A-9         5,724.30      5,724.30            0.00       0.00              0.00
A-10       14,669.88    177,872.40            0.00       0.00      1,907,839.47
A-P             0.00        223.39            0.00       0.00        146,706.17
A-V        45,514.51     45,514.51            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        46,271.01     68,673.04            0.00       0.00      8,861,632.11
M-2        18,506.91     27,467.00            0.00       0.00      3,544,366.66
M-3        13,880.06     20,600.06            0.00       0.00      2,658,251.15
B-1         5,552.32      8,240.46            0.00       0.00      1,063,357.70
B-2         6,489.72      9,631.71            0.00       0.00      1,242,884.20
B-3         4,328.46      6,424.08            0.00       0.00        837,847.49

-------------------------------------------------------------------------------
          533,949.23  3,281,347.50       30,275.05       0.00     97,030,961.15
===============================================================================









































Run:        04/07/05     11:14:55
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS12(POOL # 4621) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4621
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1      71.893442    8.881770     0.299556     9.181326   0.000000   63.011672
A-2      69.034733    5.440084     0.181216     5.621300   0.000000   63.594649
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     946.898703    3.424892     4.734494     8.159386   0.000000  943.473811
A-5     906.618495   48.469087     4.533093    53.002180   0.000000  858.149409
A-6    1162.562021    0.000000     0.000000     0.000000   6.055010 1168.617031
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8     946.898703    3.424892     4.931764     8.356656   0.000000  943.473811
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10     69.034733    5.440084     0.488996     5.929080   0.000000   63.594649
A-P     359.240668    0.546185     0.000000     0.546185   0.000000  358.694483
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     956.352241    2.411543     4.981001     7.392544   0.000000  953.940698
M-2     956.352242    2.411544     4.981001     7.392545   0.000000  953.940698
M-3     956.352239    2.411541     4.981002     7.392543   0.000000  953.940698
B-1     956.352244    2.411546     4.980999     7.392545   0.000000  953.940698
B-2     958.113182    2.415986     4.990173     7.406159   0.000000  955.697196
B-3     645.881599    1.611445     3.328407     4.939852   0.000000  644.270153

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:55                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS12 (POOL #  4621)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4621
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       20,668.72
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,722.12

SUBSERVICER ADVANCES THIS MONTH                                       42,967.43
MASTER SERVICER ADVANCES THIS MONTH                                    1,595.84


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    26   3,544,579.62

 (B)  TWO MONTHLY PAYMENTS:                                    4     492,560.85

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         11   1,602,446.17


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        738,018.21

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      97,030,961.16

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          812

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 236,401.87

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,356,716.78

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         81.67983600 %    15.16416000 %    3.15135470 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            81.20609000 %    15.52519912 %    3.24520160 %

      BANKRUPTCY AMOUNT AVAILABLE                         117,330.00
      FRAUD AMOUNT AVAILABLE                            1,243,994.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,243,994.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.11373926
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              322.20

POOL TRADING FACTOR:                                                26.11543146

Run:        04/25/05     11:59:49                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS12(POOL # 4621) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4621
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GQ87    50,000,000.00   3,150,583.59     5.000000  %    673,137.47
A-2     76110GQ95    50,000,000.00   3,179,732.45     3.349999  %    412,296.70
A-3     76110GR29             0.00           0.00     5.149999  %          0.00
A-4     76110GR37    29,017,500.00  27,377,251.31     6.000000  %     62,891.01
A-5     76110GR45    35,000,000.00  30,035,229.31     6.000000  %  2,571,385.12
A-6     76110GR52     5,000,000.00   5,843,085.15     6.250000  %          0.00
A-7     76110GR60   145,000,000.00           0.00     5.500000  %          0.00
A-8     76110GR78     7,612,500.00   7,182,194.39     6.250000  %     16,498.94
A-9     76110GR86             0.00           0.00     6.250000  %          0.00
A-10    76110GR94    30,000,000.00   1,907,839.47     8.500000  %    247,378.02
A-P     76110GS28       409,000.35     146,706.17     0.000000  %        220.59
A-V     76110GS36             0.00           0.00     0.547919  %          0.00
R-I     76110GS44           100.00           0.00     6.250000  %          0.00
R-II    76110GS51           100.00           0.00     6.250000  %          0.00
M-1     76110GS69     9,289,500.00   8,861,632.11     6.250000  %     11,751.67
M-2     76110GS77     3,715,500.00   3,544,366.66     6.250000  %      4,700.29
M-3     76110GS85     2,786,600.00   2,658,251.15     6.250000  %      3,525.19
B-1     76110GS93     1,114,700.00   1,063,357.70     6.250000  %      1,410.15
B-2     76110GT27     1,300,500.00   1,242,884.20     6.250000  %      1,648.22
B-3     76110GT35     1,300,459.89     837,847.49     6.250000  %        653.84

-------------------------------------------------------------------------------
                  371,546,460.24    97,030,961.15                  4,007,497.21
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        13,127.43    686,264.90            0.00       0.00      2,477,446.12
A-2         8,876.75    421,173.45            0.00       0.00      2,767,435.75
A-3        13,646.35     13,646.35            0.00       0.00              0.00
A-4       136,886.26    199,777.27            0.00       0.00     27,314,360.30
A-5       150,176.15  2,721,561.27            0.00       0.00     27,463,844.19
A-6             0.00          0.00       30,432.74       0.00      5,873,517.89
A-7             0.00          0.00            0.00       0.00              0.00
A-8        37,407.26     53,906.20            0.00       0.00      7,165,695.45
A-9         5,703.59      5,703.59            0.00       0.00              0.00
A-10       13,513.86    260,891.88            0.00       0.00      1,660,461.45
A-P             0.00        220.59            0.00       0.00        146,485.58
A-V        44,304.23     44,304.23            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        46,154.33     57,906.00            0.00       0.00      8,849,880.44
M-2        18,460.24     23,160.53            0.00       0.00      3,539,666.37
M-3        13,845.06     17,370.25            0.00       0.00      2,654,725.96
B-1         5,538.32      6,948.47            0.00       0.00      1,061,947.55
B-2         6,473.36      8,121.58            0.00       0.00      1,241,235.98
B-3         4,363.79      5,017.63            0.00       0.00        794,103.87

-------------------------------------------------------------------------------
          518,476.98  4,525,974.19       30,432.74       0.00     93,010,806.90
===============================================================================









































Run:        04/25/05     11:59:49
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS12(POOL # 4621) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4621
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1      63.011672   13.462749     0.262549    13.725298   0.000000   49.548922
A-2      63.594649    8.245934     0.177535     8.423469   0.000000   55.348715
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     943.473811    2.167348     4.717369     6.884717   0.000000  941.306463
A-5     858.149409   73.468146     4.290747    77.758893   0.000000  784.681262
A-6    1168.617030    0.000000     0.000000     0.000000   6.086548 1174.703578
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8     943.473812    2.167348     4.913926     7.081274   0.000000  941.306463
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10     63.594649    8.245934     0.450462     8.696396   0.000000   55.348715
A-P     358.694491    0.539339     0.000000     0.539339   0.000000  358.155151
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     953.940698    1.265050     4.968441     6.233491   0.000000  952.675648
M-2     953.940698    1.265049     4.968440     6.233489   0.000000  952.675648
M-3     953.940699    1.265051     4.968442     6.233493   0.000000  952.675648
B-1     953.940697    1.265049     4.968440     6.233489   0.000000  952.675648
B-2     955.697199    1.267382     4.977593     6.244975   0.000000  954.429817
B-3     644.270150    0.502776     3.355574     3.858350   0.000000  610.633111

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:49                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS12 (POOL #  4621)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4621
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       20,099.98
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,550.60

SUBSERVICER ADVANCES THIS MONTH                                       34,908.29
MASTER SERVICER ADVANCES THIS MONTH                                      453.73


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    15   1,929,889.60

 (B)  TWO MONTHLY PAYMENTS:                                    3     613,163.83

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         10   1,858,022.32


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        748,123.82

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      93,010,806.89

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          785

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 160,333.34

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,754,772.59

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         81.20609000 %    15.54870800 %    3.24029500 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            80.46444500 %    16.17475783 %    3.33528240 %

      BANKRUPTCY AMOUNT AVAILABLE                         117,330.00
      FRAUD AMOUNT AVAILABLE                            1,243,994.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,243,994.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.11791072
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              320.90

POOL TRADING FACTOR:                                                25.03342565